      As filed with the Securities and Exchange Commission on June 4, 1998
                                                      Registration No. 333-50965

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                AMENDMENT NO. 2
                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------
                                    GB, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                              6749                   APPLICATION PENDING
(State or other jurisdiction of      (Primary standard industrial         (I.R.S. employer
incorporation or organization)        classification code number)        identification no.)

   P.O. BOX 27, 202 MAIN STREET, KALISPELL, MONTANA 59903-0027 (406) 756-4200
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                   ----------
                                JOHN S. MACMILLAN
          Chairman of the Board, President and Chief Executive Officer
                          P.O. Box 27, 202 Main Street
                          Kalispell, Montana 59903-0027
                                 (406) 756-4200
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                   -----------
                          Copies of communications to:
                             STEPHEN M. KLEIN, ESQ.
                             MARK C. LEWINGTON, ESQ.
                                Graham & Dunn PC
                          1420 Fifth Avenue, 33rd Floor
                            Seattle, Washington 98101
                                   -----------
 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE PUBLIC:
         The date of mailing of the enclosed Prospectus/Proxy Statement to stockholders of Glacier Bancorp, Inc.

      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
 =======================================================================================================
 Title of Each                              Proposed Maximum      Proposed Maximum     Amount of
 Class of Securities   Amount Being         Offering Price        Aggregate            Registration
 Being Registered      Registered(1)        Per Share(2)          Offering Price(2)    Fee(2)
 -------------------------------------------------------------------------------------------------------
 Common Stock,
    $.01 Par Value     6,933,000            $27.75                $192,390,750         $56,755.26
 =======================================================================================================

(1) Represents the number of shares of GB, Inc.'s common stock, par value $.01 per share ("GB Common Stock"), issuable in exchange for the 6,933,000 shares of Glacier Bancorp, Inc. common stock, par value $.01 per share ("Glacier Common Stock") that are either outstanding or subject to options that are presently exercisable or could be exercised within the next two months, under the terms of the Plan and Agreement of Merger described in this Registration Statement.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) under the Securities Act of 1933, as amended ("1933 Act"), on the basis of the average of the high and low sales prices for shares of Glacier Common Stock of Glacier quoted on the Nasdaq National Market on April 21, 1998.

(3)   Previously paid.

                                   ---------

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT FILES A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE 1933 ACT, OR UNTIL THIS REGISTRATION STATEMENT BECOMES EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                   SIGNATURES


        Pursuant to the requirements of the 1933 Act, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kalispell, State of Montana on June 3, 1998.



                                   GB, INC.


                                   By:  /s/ John S. MacMillan
                                       -----------------------------------------
                                       John S. MacMillan, Chairman of the Board,
                                       President and Chief Executive Officer




        Pursuant to the requirements of the 1933 Act, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated, on the 3rd day of June, 1998.



        SIGNATURE                                      TITLE
        ---------                                      -----

/s/ John S. MacMillan                   Chairman of the Board, President and Chief
----------------------------------      Executive Officer and Director
John S. MacMillan                       (Principal Executive Officer)


/s/ James H. Strosahl                   Senior Vice President and Chief Financial Officer
----------------------------------      (Principal Financial and Accounting Officer)
James H. Strosahl


/s/ Michael J. Blodnick                 Executive Vice President, Chief Operating Officer,
----------------------------------      Board Secretary and Director
Michael J. Blodnick


                *                        Director
----------------------------------
William L. Bouchee


                *                       Director
----------------------------------
Allen J. Fetscher


                *                       Director
----------------------------------
L. Peter Larson


                *                       Director
----------------------------------
Darrell R. (Bill) Martin


                *                       Director
----------------------------------
F. Charles Mercord

                *                       Director
----------------------------------
Everit A. Sliter


               *                        Director
----------------------------------
Harold A. Tutvedt

*By /s/ Michael J. Blodnick
   -------------------------------
   Attorney-In-Fact


DATED: June 3, 1998

                                 EXHIBIT INDEX


Exhibit No.                       Description of Exhibit
-----------                       ----------------------


  *2.1      Plan and Agreement of Merger between Glacier Bancorp, Inc. and GB,
            Inc. dated as of March 25, 1998 (included in this Registration
            Statement as Appendix A to the Prospectus/Proxy Statement).

  *3.1      Certificate of Incorporation of GB, Inc.

  *3.2      Bylaws of GB, Inc.


   5.1 Form of Opinion of Duane, Morris & Heckscher LLP, as to the legality of securities.



   8.1 Form of Opinion of Duane, Morris & Heckscher LLP, as to federal income tax consequences.



  23.1 Consent of Duane, Morris & Heckscher LLP (contained in its opinion filed as Exhibit 5.1).



  23.2      Consent of Duane, Morris & Heckscher LLP as to its tax opinion.


  23.3      Consent of KPMG Peat Marwick LLP.


 *24.1 Power of Attorney (included in the signature page of this Registration Statement) and certified resolutions of the Glacier
            Board.

 *99.1      Form of proxy.



  ---------------
 *Previously filed
